Exhibit 10.3

Exhibit 10.3 Convertible Secured Promissory Note dated June 22, 2009, between the Company and Margaret Wong

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ANY SUCH LAW.

CONVERTIBLE SECURED PROMISSORY NOTE
(Due: June 21, 2011)

$100,000	June 22, 2009
Davis, California

FOR VALUE RECEIVED, the undersigned, Octus, Inc., a Nevada corporation (the “Company”) promises to pay to the order of Margaret Y. Wong, or permitted assigns (hereinafter, with any subsequent holder, the “Holder”) the principal sum of $100,000, with interest on the unpaid principal from the date hereof at a rate of ten percent (10.0%) simple interest per annum.  Interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year, shall commence to accrue on the date hereof and shall continue on the outstanding principal until paid in full.

1.           Interest Payments.  Accrued unpaid interest shall be paid semi-annually, and upon the Maturity Date, with the first payment due six months after the date on which the Note is issued.  At the Company’s option, the Company may make any interest payment either in cash or by delivery of a number of shares of the Company’s Common Stock (“Common Stock”) with a value equal to the amount of interest due and payable, calculated by the greater of fifteen cents ($0.15) per share or at seventy percent (70%) of the average closing price of the Common Stock on the OTC Bulletin Board (or whatever exchange, market or quotation system the Common Stock is then traded), for the ten (10) trading days ending three days before the date that such payment is due.

2.           Application of Payments.  All payments of principal and interest shall be in lawful money of the United States of America, except as set forth below in connection with conversion of this Note.  All payments on account of the indebtedness evidenced by this Note shall be applied first to any and all costs, expenses and other charges then owed the Holder by the Company, second, to accrued and unpaid interest, and thereafter to the unpaid principal balance hereof.   All payments so received after demand or acceleration shall be applied in such manner as the Holder may determine in its sole and absolute discretion.

3.           Maturity Date. Unless this Note has been converted pursuant to the terms of this Note or unless earlier accelerated by the terms of this Note, the principal amount hereof, together with all unpaid accrued interest hereon and all other fees, costs and charges, if any, shall be due and payable on the date which is twenty-four (24) months from the original date of this Note (the “Maturity Date”).  No payments of principal or interest are required hereunder until the Maturity Date, except as otherwise provided herein.

4.           Prepayment. Before the Maturity Date, the Company may prepay this Note, in whole or in part, at any time without penalty, upon five (5) days advance notice to the Holder.  If the Company delivers such a notice to the Holder, then the Holder may elect, within such five-day period, to convert the Note into the Underlying Securities based on the provisions of Section 5(b).

5.           Conversion The principal amount of this Note and all unpaid interest accrued on this Note (together, sometimes referred to as the “Note Balance”) may be converted, as follows:

(a)           Upon a Qualified Financing.  If the Company sells its equity securities in a transaction after the latest date on which this Note is issued, for aggregate gross proceeds to the Company (excluding cancellation of indebtedness under this Note and any additional notes or existing convertible debt of the Company) of at least One Million Dollars ($1,000,000) (a “Qualified Financing” and the securities sold in such financing referred to as “Financing Securities”), then all outstanding indebtedness under this Note shall automatically be converted (regardless of whether the Note is surrendered to Company) into shares of the Financing Securities at a conversion price per share equal to seventy percent (70.0%) of the price per share paid for the Financing Securities in the Qualified Financing (“Financing Securities Price”).  At the closing of the Qualified Financing, the Holder shall become a party to, and be entitled to the same rights under, all agreements to which all other investors in the Qualified Financing become a party, and shall receive the same benefits bestowed upon such other investors.

i.      Notice.  In connection with automatic conversion of this Note, the Company shall deliver notice to the Holder of any conversion to be effected hereunder, specifying the applicable conversion price and the amount of principal and interest of the Note to be converted.

ii.      Execution of Investor Agreements.  As a condition precedent to the issuance of Financing Securities to Holder upon such conversion, Holder shall execute and deliver such agreements, instruments and other documents as are executed and delivered by the other investors in connection with their purchase of the Financing Securities.

OR,

(b)           Conversion at the Option of the Holder.  At any time commencing ninety (90) days after the date of issuance of this Note and before the Maturity Date or earlier conversion of this Note, the Holder, at Holder’s option and upon five (5) days prior written notice to the Company, may convert in whole or in part the outstanding principal and accrued but unpaid interest of this Note (the amount to be converted referred to as the “Note Amount”) into a number of shares of Common Stock (sometimes referred to as the “Underlying Securities”) determined by the greater of fifteen cents ($0.15) per share or at seventy percent (70%) of the average closing price of the Common Stock on the OTC Bulletin Board (or whatever exchange, market or quotation system the Common Stock is then traded), for the ten (10) trading days ending five (5) days before the conversion date.

6.           Mechanics of Conversion.  As promptly as practicable after the conversion of this Note, this Note shall be cancelled, and the Company will issue and deliver to the Holder a certificate or certificates representing the full number of securities issuable upon such conversion (and the issuance of such certificate or certificates shall be made without charge to the Holder of the Note for any issuance tax in respect thereof or other cost incurred by Company in connection with such conversion and the related issuance of shares).

7.           Security Interest.  The Holder is granted a general security interest in all assets of the Company ranking before all Preferred and Common Shareholders and subordinated to the existing Senior Convertible Debt, as referenced in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company files with the Securities and Exchange Commission as of March 31, 2009. The Company hereby agrees to file and execute any documents necessary to establish and protect this security interest, including, but not limited to, execution of financing statements.

8.           Merger, Sale of Assets, etc.  In the event that Company sells or otherwise disposes of all or substantially all of its assets or is acquired by way of a merger, consolidation, reorganization or other similar transaction or series of transactions (but excluding any equity financing transaction by Company involving issuance of its equity securities to investors primarily for purposes of financing Company’s business) pursuant to which stockholders of Company prior to such acquisition own less than fifty percent (50%) of the surviving or resulting entity, then, the Note shall, immediately before the closing of any such transaction, convert into Underlying Securities in the same manner as if the Holder had elected to convert the Note into Underlying Securities upon the closing of the transaction.

9.           Default.  The Company will be in default if any of the following occurs: (a) the Company fails to make payment of the principal amount or an interest payment when due and fails to cure the default within ten (10) days of the date of delivery of notice from Holder to the Company of the default; and/or (b) the Company fails in any material respect to comply with or to perform when due any other material term, obligation, covenant, or condition contained in this Note and fails to cure the default within ten (10) days of the date of delivery of notice from Holder to the Company of the default.  Upon default, Holder may declare the entire unpaid principal and accrued interest amount immediately due. If Holder prevails in a lawsuit to collect on this Note, the Company will pay Holder's costs and attorneys’ fees in an amount the court finds to be reasonable. Further the Company will accrue a penalty fee of 1.5% per month on any payment that is in default as defined herein.

10.         Issuance of Warrant to Holder. As an inducement for making the loan described herein, the Company has agreed to issue to Holder a Warrant to purchase a number of shares of Common Stock equal to 3,500 shares of Common Stock for each $1,000 of principal amount (the “Warrant Shares”), exercisable at one cent ($0.01) per share.

11.         Piggyback Registration Rights.

(a)           So long as shares of the Company’s Common Stock received by the Holder hereunder upon conversion of the Note or upon the exercise of the Warrant Shares are “restricted securities” under the Act, and during such period, if the Company files a registration statement pursuant to the Act relating to an offering for its own account or for the account of others under the Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents), then the Company will promptly give to Holder written notice thereof (which will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and will, subject to the provisions below, include in such registration and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Warrant Shares and any shares of Common Stock that are issuable upon conversion of the Note specified by Holder in a written request delivered to the Company within 15 days after such written notice from the Company.

(b)           If the Company requests, Holder shall execute such customary agreements and instruments as other security holders whose securities are included in such registration execute in connection with the inclusion of securities in such registration.  Holder agrees to provide such information and execute such instruments as the Company reasonably requests relating to the preparation of any such registration statement and the inclusion of information concerning Holder in the registration statement.  All fees and expenses incident to the performance of or compliance with the filing of the registration statement shall be borne by the Company whether or not any registrable securities are sold pursuant to the registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board or other exchange or quotation service on which the Common Stock of the Company is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for registrable securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the registrable securities included in the registration statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the filing of the registration statement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the filing of the registration statement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the registrable securities on any securities exchange, if applicable. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for hereunder, any legal fees or other costs of the Holder.

12.           Miscellaneous

(a)           Reservation of Shares.  Company shall at all times reserve and keep available out of its authorized but unissued shares sufficient shares to effect the conversion of the Note.

(b)           Successors and Assigns.  Subject to the restrictions on transfer set forth above, the rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(c)           Assignment.  This Note shall not be assignable by the Holder without prior written consent of Company.

(d)           Waivers.  The terms of this Note shall be construed in accordance with the laws of the State of California applicable to contracts entered into in California by California residents and wholly to be performed within California.

(e)           Amendment or Waiver.    Any term of this Note may be amended or waived with the written consent of Company and Holder.  Any amendment or waiver effected in accordance with this Section shall be binding upon Holder at the time outstanding, each future Holder of any Note and the Company.

(f)           Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified; or (iv) one (1) business day after transmission by telecopier with confirmation of successful transmission.  Notices shall be delivered (i) if to the Holder, to the address and contact information for Holder set forth in the Company’s books and records, and (ii) if to the Company, to 719 Second Street, Suite 9, Davis, CA 95616, attention: Chief Executive Officer, or at such other address as any party may designate by giving written notice to the other party.

(g)           Severability.  In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note.  In such instance, this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

(h)           Delays or Omissions.  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(i)           Headings.  The headings in this Note are for convenience of reference only and shall not define or limit any terms or provisions hereof.

(j)           Entire Agreement. This Note constitutes the entire agreement between the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(k)           Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The number of shares of stock issuable upon conversion of this Note shall be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of common stock.

(l)           Investment Representations.  Holder makes the representations, warranties and covenants set forth on Exhibit A attached hereto, all of which are incorporated herein by reference.

(m)           Risk Factors.  Holder acknowledges having received and reviewed a copy of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including without limitation the “Risk Factors” section of the Form 10-K, and reports that the Company has filed with the SEC since the date of the Form 10-K.  The Holder acknowledges that the investment in the Company represented by the Note and the Warrant Shares is highly risky.  Due to these factors, and others described in such documents, the purchase of the Securities offered hereby involves an extreme degree of risk. The Securities should only be purchased by Investors who can afford to sustain a total loss of their investment and who have no need for liquidity with respect to this investment.

(n)           No Tax Representations. Holder represents, warrants and acknowledges that Holder is not relying on the Company for any tax advice concerning the federal or state income or other tax consequences of this Note or the other securities contemplated by this Note, and that the Holder has consulted such advisors as Holder deems necessary or appropriate to understand the tax consequences of the investment represented by this Note.

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IN WITNESS WHEREOF, Company has caused this Note to be signed in its name as of the date first above written.

Octus, Inc.

By:	/s/ Chris Soderquist
Name: Chris Soderquist Title: Chief Executive Officer

HOLDER

By:	/s/ Margaret Wong
Its:

EXHIBIT A
INVESTMENT REPRESENTATIONS

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Holder represents to the Company individually as follows:

Purchase for Own Account.  Holder represents that it is acquiring the Note, any shares of Common Stock or other securities that are issuable upon conversion of the Note, and the Warrant Shares (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

Information and Sophistication.  Holder acknowledges that Holder has received all the information that Holder has requested from the Company and that Holder considers necessary or appropriate for deciding whether to acquire the Securities.  Holder represents that Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder.  Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risk of such investment.

Ability to Bear Economic Risk; Unregistered Securities.  Holder acknowledges that an investment in the Securities involves a high degree of risk, and represents that Holder is able, without materially impairing Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.  Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act, constitute “restricted securities” and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any such registration or exemption from the Act will be available.

Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Experience.  Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act, and Holder agrees to provide such additional customary investor questionnaires or other information as the Company may reasonably request in order to establish applicable exemptions for the issuance of the Securities under applicable federal and state securities laws.  If Holder is a limited partnership, limited liability corporation or similar entity, then Holder represents and warrants that all equity owners of the Holder are accredited investors. “Accredited investor” means any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person.  Holder has checked the category boxes below that apply to Holder:

Instructions: Check ☑ all Accredited Holder category boxes below that apply to you.

☐	Any natural person (individual) whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;
☐
Any natural person (individual) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;
☐
Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

☐	Any entity in which all of the equity owners are accredited investors.

No Brokers.  No person has or will have, as a result of the transactions contemplated by this Note, any right, interest or valid claim against the Holder or the Company for any commission fee or other compensation as a finder or broker because of any act or omission of such Holder or any agent for the Holder.

Power and Authority.  Holder has the full power and authority to enter into this Note and perform the transactions contemplated by this Note.  This Note, when executed and delivered by the Holder, shall constitute valid and binding obligations of the Holder enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency, the relief of debtors and to rights to indemnity.

No Conflicts.  The execution and delivery of and performance of the transactions contemplated by this Note is not in conflict with or will not result in any material breach of any terms, conditions or provisions of, or constitute a material default under its corporate charter or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment or other instrument to which such Holder is a party.